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                                                                    EXHIBIT 21.1


                          SUBSIDIARIES OF REGISTRANT


        Name of Subsidiary                      Jurisdiction  of Incorporation
        ------------------                      ------------------------------

        EarthWeb Career Solutions, Inc.                 Delaware
        EarthWeb Knowledge Products, Inc.               Florida
        MeasureUp, Inc.                                 Georgia